Exhibit 31.3
Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14 and 15d-14, as adopted pursuant to Section 302 of Sarbanes-Oxley Act of 2002
I, Sudhir Agrawal, Chief Executive Officer of Idera Pharmaceuticals, Inc., certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Idera Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 9, 2009	/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer